EXHIBIT 99.1

CDK Global Reports Second Quarter Results and Updates FY 2017 Outlook; Provides Return of Capital and Leverage Targets through Calendar Year 2019

GAAP EPS Rises 28% to $0.55; Adjusted EPS Rises 45% to $0.64

HOFFMAN ESTATES, Ill., Feb. 02, 2017 (GLOBE NEWSWIRE) -- CDK Global, Inc. (Nasdaq:CDK) today announced its second quarter fiscal 2017 financial results, updated its earnings outlook for fiscal 2017 and provided return of capital and leverage targets through calendar year 2019.

Second Quarter Fiscal 2017 Results

Year-over-year highlights are below:

Second Quarter Fiscal 2017 Results	GAAP	Adjusted
Revenues	up 5% to $547.8 million	up 5% to $547.8 million
Earnings before income taxes	up 11% to $118.9 million	up 26% to $140.2 million
Net earnings attributable to CDK	up 21% to $82.7 million	up 37% to $96.1 million
Diluted net earnings attributable to CDK per share	up 28% to $0.55 per share	up 45% to $0.64 per share
Margin	Net earnings attributable to CDK margin up 200 bps to 15.1%	EBITDA margin up 550 bps to 32.8%

“Our fiscal second quarter results reflect the improvements we have made to our business and represent further progress toward our transformational goals,” said Brian MacDonald, chief executive officer.  “We have continued to invest in our operations and products to improve the customer experience while increasing our adjusted EBITDA margin to 32.8%, which is a 550 bps increase over last year’s second quarter and keeps us on track to meet our target of 35% margin for fiscal 2018.  In addition, we completed our $1B return of capital plan commitment in the quarter and I am pleased to announce our intention to continue to return significant capital to investors through calendar year 2019.”

“Based on our strong business performance and confidence in the continued execution of our transformation plan, we expect to return $750 million to $1 billion of capital per calendar year through 2019,” said Al Nietzel, chief financial officer. “These returns will be funded from free cash flow and additional borrowings while we continue to invest in the business and maintain a strong balance sheet.”

Please refer to the tables at the end of this release for a reconciliation of the GAAP results to the non-GAAP results, which we refer to as our adjusted results throughout the body of this press release. Results below reflect year-over-year comparisons.

Impacts to the Second Quarter:

  Foreign exchange rates: Growth in adjusted revenues was negatively impacted by 1 percentage point from unfavorable foreign exchange rates while the impact on growth in earnings before income taxes was negligible.

  Tax rate: The GAAP effective tax rate for the second quarter of fiscal 2017 was 29.7% compared to 34.7% in last year’s second quarter. The adjusted effective tax rate for the second quarter of fiscal 2017 was 30.8% compared to 35.6% in last year’s second quarter. Both the GAAP effective tax rate and the adjusted effective tax rate include net tax benefits of $4.9 million, driven primarily by $3.0 million related to excess tax benefits associated with the adoption of the new stock compensation accounting standard on July 1, 2016. These net tax benefits contributed approximately 7 percentage points of growth in both GAAP and adjusted net earnings attributable to CDK.

CDK Segment Information

CDK North America: Retail Solutions North America

  Revenues increased 5% to $393.8 million.
  GAAP and adjusted earnings before income taxes increased 22% to $142.3 million.
  GAAP and adjusted pretax margin expanded 510 bps to 36.1% primarily due to operating efficiencies associated with the business transformation plan resulting in lower labor-related costs, and scale from increased revenues.

CDK North America: Advertising North America

  Revenues increased 18% to $78.1 million.
  GAAP and adjusted earnings before income taxes increased 96% to $9.8 million.
  GAAP and adjusted pretax margin expanded 500 bps to 12.5% primarily due to growth in OEM-driven advertising revenues and increased operating efficiencies associated with the business transformation plan.

CDK International

  Revenues declined 4% to $75.9 million entirely due to unfavorable foreign exchange rates. On an adjusted constant currency basis, revenues increased 3%.
  GAAP and adjusted earnings before income taxes increased 15% to $18.3 million. On an adjusted constant currency basis, earnings before income taxes also increased 15%.
  GAAP and adjusted pretax margin expanded 390 bps to 24.1% primarily due to operating efficiencies associated with the business transformation plan and scale from increased local currency revenues.

Return of Capital

In the second quarter of fiscal 2017, the company completed its previously-announced plan to return $1 billion of capital to shareholders by the end of calendar year 2016. During the quarter, the company executed $20 million of dividend payments, $20 million of open market share repurchases and $330 million of accelerated share repurchases.

Going forward, the company expects to return to shareholders $750 million to $1 billion per calendar year through 2019, through a combination of dividends and share repurchases. These returns will be funded by a combination of free cash flow and incremental borrowings intended to bring leverage, measured as financial debt, net of cash, divided by adjusted EBITDA, to a range of 2.5x to 3.0x over the period.

Fiscal 2017 Forecast

While the outlook for GAAP earnings in fiscal 2017 is reduced due to higher anticipated costs associated with our business transformation plan, we have raised our adjusted earnings growth and margin forecasts for the full year.

Fiscal 2017 Forecast	GAAP	Adjusted
Revenues	up 4% - 5%	up 4% - 5%
Earnings before income taxes	up 17% - 19%	up 23% - 26%
Net earnings attributable to CDK	up 21% - 23%	up 26% - 29%
Diluted net earnings attributable to CDK per share	up 28% - 32%	up 34% - 37%
	$1.93 - $1.99	$2.33 - $2.38
Margin	Net earnings attributable to CDK margin up 170 - 210 bps	EBITDA margin up 550 - 575 bps

The fiscal 2017 forecast now includes $95-$105 million of incremental adjusted EBITDA attributable to the execution of our business transformation plan.

We continue to anticipate a year-over-year impact to earnings and margins for the remainder of fiscal 2017 due to incremental interest expense related to additional borrowings executed in the fiscal second quarter and incremental incentive compensation expense in the fiscal fourth quarter, provided we execute the business transformation plan.

Tax Rate

We now anticipate our GAAP effective tax rate for fiscal 2017 will be 31.0-32.0% compared to 33.1% for fiscal 2016. The adjusted effective tax rate for fiscal 2017 is expected to be 32.5-33.0% compared to 33.8% for fiscal 2016. The decrease in both GAAP and adjusted effective tax rates is driven primarily by tax benefits associated with the adoption of the new stock compensation accounting standard on July 1, 2016. Excess tax benefits and tax deficiencies related to the adoption of this standard will impact the provision for income taxes, resulting in increased volatility in our effective tax rates. The forecast for both the GAAP and adjusted effective tax rates implies higher effective tax rates in the second half of the fiscal year.

Please refer to the tables at the end of this press release for a reconciliation of the GAAP forecast to the adjusted forecast.

Website Schedules

Other financial information, including financial statements and supplementary schedules presented on a GAAP and adjusted basis, and the schedule of quarterly revenues and pretax earnings by reportable segment have been updated for the second quarter of fiscal 2017 and will be posted to the CDK Investor Relations website, http://investors.cdkglobal.com, in the “Financial Information” section.

Webcast and Conference Call

An analyst conference call will be held today, Thursday, February 2, 2017 at 7:30 a.m. CT. A live webcast of the call will be available on a listen-only basis. To listen to the webcast, go to CDK’s Investor Relations website, http://investors.cdkglobal.com, and click on the webcast icon. An accompanying slide presentation will be available to download and print about 60 minutes before the webcast at the CDK Investor Relations website at http://investors.cdkglobal.com. CDK’s financial news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same website.

About CDK Global

With more than $2 billion in revenues, CDK Global (Nasdaq:CDK) is a leading global provider of integrated information technology and digital marketing solutions to the automotive retail and adjacent industries. Focused on evolving the automotive retail experience, CDK Global provides solutions to dealers in more than 100 countries around the world, serving more than 27,000 retail locations and most automotive manufacturers. CDK’s solutions automate and integrate all parts of the dealership and buying process from targeted digital advertising and marketing campaigns to the sale, financing, insuring, parts supply, repair and maintenance of vehicles. Visit cdkglobal.com.

CDK Global, Inc.
Consolidated Statements of Operations
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenues	$547.8	$520.1	$1,098.5	$1,034.7

Expenses:
Cost of revenues	303.2	301.2	618.3	612.0
Selling, general and administrative expenses	110.9	105.8	224.6	203.2
Restructuring expenses	2.3	1.8	3.4	3.7
Total expenses	416.4	408.8	846.3	818.9

Operating earnings	131.4	111.3	252.2	215.8

Interest expense	(12.3)	(9.5)	(23.0)	(18.8)
Other income (expense), net	(0.2)	5.0	1.6	5.6

Earnings before income taxes	118.9	106.8	230.8	202.6

Provision for income taxes	(35.3)	(37.1)	(68.0)	(71.7)

Net earnings	83.6	69.7	162.8	130.9
Less: net earnings attributable to noncontrolling interest	0.9	1.5	3.2	3.7
Net earnings attributable to CDK	$82.7	$68.2	$159.6	$127.2

Net earnings attributable to CDK per common share:
Basic	$0.56	$0.43	$1.07	$0.80
Diluted	$0.55	$0.43	$1.06	$0.80

Weighted-average common shares outstanding:
Basic	148.7	158.7	149.5	158.9
Diluted	149.9	159.7	150.7	160.0

CDK Global, Inc.
Consolidated Balance Sheets
(In millions)
(Unaudited)

	December 31,	June 30,
	2016	2016
Assets
Current assets:
Cash and cash equivalents	$327.6	$219.1
Accounts receivable, net of allowances	363.0	365.5
Other current assets	171.1	154.1
Total current assets	861.7	738.7

Property, plant and equipment, net	125.5	118.6
Other assets	197.0	217.2
Goodwill	1,159.2	1,182.7
Intangible assets, net	101.5	107.8
Total assets	$2,444.9	$2,365.0

Liabilities and Equity
Current liabilities:
Current maturities of long-term debt and capital lease obligations	$46.8	$26.8
Accounts payable	23.4	38.8
Accrued expenses and other current liabilities	191.9	165.3
Accrued payroll and payroll-related expenses	67.8	115.3
Short-term deferred revenues	165.7	177.2
Total current liabilities	495.6	523.4

Long-term debt and capital lease obligations	1,555.7	1,190.3
Long-term deferred revenues	145.3	157.7
Deferred income taxes	52.2	46.9
Other liabilities	69.7	70.5
Total liabilities	2,318.5	1,988.8

Equity:
Preferred stock	—	—
Common stock	1.6	1.6
Additional paid-in-capital	615.8	640.7
Retained earnings	357.0	238.3
Treasury stock, at cost	(839.5)	(526.6)
Accumulated other comprehensive income	(25.1)	5.8
Total CDK stockholders' equity	109.8	359.8
Noncontrolling interest	16.6	16.4
Total equity	126.4	376.2
Total liabilities and equity	$2,444.9	$2,365.0

CDK Global, Inc.
Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Six Months Ended
	December 31,
	2016	2015
Cash Flows from Operating Activities:
Net earnings	$162.8	$130.9
Adjustments to reconcile net earnings to cash flows provided by operating activities:
Depreciation and amortization	34.4	28.7
Deferred income taxes	5.0	19.0
Stock-based compensation expense	20.5	12.8
Other	2.4	(5.0)
Changes in operating assets and liabilities:
Increase in accounts receivable	(2.2)	(69.8)
Increase in other assets	(7.6)	(41.6)
Decrease in accounts payable	(11.3)	(7.8)
Decrease in accrued expenses and other liabilities	(30.6)	(41.4)
Net cash flows provided by operating activities	173.4	25.8

Cash Flows from Investing Activities:
Capital expenditures	(29.7)	(18.1)
Proceeds from sale of property, plant and equipment	0.5	—
Capitalized software	(10.0)	(2.1)
Contributions to investments	(0.6)	(6.7)
Proceeds from investments	4.0	7.7
Net cash flows used in investing activities	(35.8)	(19.2)

Cash Flows from Financing Activities:
Proceeds from long-term debt	400.0	250.0
Repayments of long-term debt and capital lease obligations	(13.5)	(6.7)
Dividends paid to stockholders	(40.6)	(40.8)
Repurchases of common stock	(350.0)	(261.0)
Proceeds from exercises of stock options	5.1	2.9
Excess tax benefit from stock-based compensation awards	—	7.0
Withholding tax payments for stock-based compensation awards	(10.5)	(8.5)
Dividend payments to noncontrolling owners	(3.0)	—
Payments of deferred financing costs	(2.0)	(1.6)
Acquisition-related payments	(6.2)	—
Recovery of dividends paid	—	0.4
Net cash flows used in financing activities	(20.7)	(58.3)

Effect of exchange rate changes on cash and cash equivalents	(8.4)	(9.0)

Net change in cash and cash equivalents	108.5	(60.7)

Cash and cash equivalents, beginning of period	219.1	408.2

Cash and cash equivalents, end of period	$327.6	$347.5

CDK Global, Inc.
Segment Financial Data
(In millions)
(Unaudited)

Effective July 1, 2016, the Company reorganized into two main operating groups.  In connection with this reorganization, our operating segments have changed. The Company's first operating group is CDK North America which is comprised of two reportable segments, Retail Solutions North America and Advertising North America. The second operating group, which is also a reportable segment, is CDK International. In addition, the Company has an Other segment, the primary components of which are corporate allocations and other expenses not recorded in the segment results. Segment information for the three and six months ended December 31, 2015 has been restated to conform to the new presentation.

	Adjusted Segment Revenues
	Three Months Ended				Six Months Ended
	December 31,		Change		December 31,		Change
	2016	2015	$	%	2016	2015	$	%
CDK North America:
Retail Solutions North America:
Subscription revenue	$313.4	$294.5	$18.9	6%	$629.7	$589.1	$40.6	7%
Transaction revenue	42.7	42.5	0.2	—%	89.6	88.2	1.4	2%
Other revenue	37.7	38.0	(0.3)	(1)%	69.9	70.9	(1.0)	(1)%
Total Retail Solutions North America (a)	$393.8	$375.0	$18.8	5%	$789.2	$748.2	$41.0	5%
Advertising North America (b)	78.1	66.3	11.8	18%	155.6	129.5	26.1	20%
CDK International (c)	75.9	78.8	(2.9)	(4)%	153.7	157.0	(3.3)	(2)%
Total	$547.8	$520.1	$27.7	5%	$1,098.5	$1,034.7	$63.8	6%

	Adjusted Segment Earnings before Income Taxes
	Three Months Ended				Six Months Ended
	December 31,		Change		December 31,		Change
	2016	2015	$	%	2016	2015	$	%
CDK North America:
Retail Solutions North America (a)	$142.3	$116.3	$26.0	22%	$287.8	$225.4	$62.4	28%
Margin	36.1%	31.0%	510 bps		36.5%	30.1%	640 bps
Advertising North America (b)	9.8	5.0	4.8	96%	21.3	8.8	12.5	142%
Margin	12.5%	7.5%	500 bps		13.7%	6.8%	690 bps
CDK International (c)	18.3	15.9	2.4	15%	35.2	30.1	5.1	17%
Margin	24.1%	20.2%	390 bps		22.9%	19.2%	370 bps
Other (d)	(30.2)	(26.1)	(4.1)	16%	(70.5)	(53.8)	(16.7)	31%
Total	$140.2	$111.1	$29.1	26%	$273.8	$210.5	$63.3	30%
Margin	25.6%	21.4%	420 bps		24.9%	20.3%	460 bps

(a) The table below presents a reconciliation of revenues for the Retail Solutions North America (RSNA) segment on a constant currency basis.  There are no adjustments to earnings before income taxes for the RSNA segment including constant currency.

Retail Solutions North America	Three Months Ended				Six Months Ended
	December 31,		Change		December 31,		Change
	2016	2015	$	%	2016	2015	$	%
Revenues	$393.8	$375.0	$18.8	5%	$789.2	$748.2	$41.0	5%
Impact of exchange rates	—	—			(0.1)	—
Constant currency revenues (e)	$393.8	$375.0	$18.8	5%	$789.1	$748.2	$40.9	5%

(b) There are no adjustments to revenues and earnings before income taxes for the Advertising North America (ANA) segment including constant currency.

(c) The table below presents a reconciliation of revenues and earnings before income taxes for the CDK International (CDKI) segment on a constant currency basis.

CDK International	Three Months Ended				Six Months Ended
	December 31,		Change		December 31,		Change
	2016	2015	$	%	2016	2015	$	%
Revenues	$75.9	$78.8	$(2.9)	(4)%	$153.7	$157.0	$(3.3)	(2)%
Impact of exchange rates	5.4	—			9.6	—
Constant currency revenues (e)	$81.3	$78.8	$2.5	3%	$163.3	$157.0	$6.3	4%

Earnings before income taxes	$18.3	$15.9	$2.4	15%	$35.2	$30.1	$5.1	17%
Margin %	24.1%	20.2%	390 bps		22.9%	19.2%	370 bps
Impact of exchange rates	—	—			0.3	—
Constant currency earnings before income taxes (e)	$18.3	$15.9	$2.4	15%	$35.5	$30.1	$5.4	18%

(d) The table below presents a reconciliation of loss before income taxes to adjusted loss before income taxes for the Other segment on a constant currency basis.

Other	Three Months Ended				Six Months Ended
	December 31,		Change		December 31,		Change
	2016	2015	$	%	2016	2015	$	%
Loss before income taxes	$(51.5)	$(30.4)	$(21.1)	69%	$(113.5)	$(61.7)	$(51.8)	84%
Restructuring expenses	2.3	1.8			3.4	3.7
Other business transformation expenses	19.0	5.1			39.6	6.8
Tax matters indemnification gain, net	—	(2.6)			—	(2.6)
Adjusted loss before income taxes	$(30.2)	$(26.1)	$(4.1)	16%	$(70.5)	$(53.8)	$(16.7)	31%
Impact of exchange rates	(0.1)	—			(0.1)	—
Constant currency adjusted loss before income taxes (e)	$(30.3)	$(26.1)	$(4.2)	16%	$(70.6)	$(53.8)	$(16.8)	31%

(e) Refer to the Non-GAAP Financial Measures section of this earnings release for additional information on our non-GAAP adjustments.

CDK Global, Inc.
Consolidated Adjusted Financial Information
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended				Six Months Ended
	December 31,		Change		December 31,		Change
	2016	2015	$	%	2016	2015	$	%
Revenues	$547.8	$520.1	$27.7	5%	$1,098.5	$1,034.7	$63.8	6%
Impact of exchange rates	5.4	—	5.4		9.5	—	9.5
Constant currency revenues (a)	$553.2	$520.1	$33.1	6%	$1,108.0	$1,034.7	$73.3	7%

Earnings before income taxes	$118.9	$106.8	$12.1	11%	$230.8	$202.6	$28.2	14%
Margin	21.7%	20.5%	120 bps		21.0%	19.6%	140 bps
Restructuring expenses	2.3	1.8			3.4	3.7
Other business transformation expenses	19.0	5.1			39.6	6.8
Tax matters indemnification gain, net	—	(2.6)			—	(2.6)
Adjusted earnings before income taxes (a)	$140.2	$111.1	29.1	26%	$273.8	$210.5	$63.3	30%
Adjusted margin	25.6%	21.4%	420 bps		24.9%	20.3%	460 bps
Impact of exchange rates	(0.1)	—	(0.1)		0.2	—	0.2
Constant currency adjusted earnings before income taxes (a)	$140.1	$111.1	$29.0	26%	$274.0	$210.5	$63.5	30%

Provision for income taxes	$35.3	$37.1	$(1.8)	(5)%	$68.0	$71.7	$(3.7)	(5)%
Effective tax rate	29.7%	34.7%			29.5%	35.4%
Income tax effect of pre-tax adjustments	7.9	2.1			16.0	3.3
Pre spin-off filed tax return adjustment	—	0.4			—	0.4
Adjusted provision for income taxes (a)	$43.2	$39.6	$3.6	9%	$84.0	$75.4	$8.6	11%
Adjusted effective tax rate	30.8%	35.6%			30.7%	35.8%

Net earnings	$83.6	$69.7	$13.9	20%	$162.8	$130.9	$31.9	24%
Less: net earnings attributable to noncontrolling interest	0.9	1.5			3.2	3.7
Net earnings attributable to CDK	82.7	68.2	14.5	21%	159.6	127.2	32.4	25%
Restructuring expenses	2.3	1.8			3.4	3.7
Other business transformation expenses	19.0	5.1			39.6	6.8
Tax matters indemnification gain, net	—	(2.6)			—	(2.6)
Income tax benefit on pre-tax adjustments	(7.9)	(2.1)			(16.0)	(3.3)
Pre spin-off filed tax return adjustment	—	(0.4)			—	(0.4)
Adjusted net earnings attributable to CDK (a)	$96.1	$70.0	$26.1	37%	$186.6	$131.4	$55.2	42%

Diluted earnings attributable to CDK per share	$0.55	$0.43	$0.12	28%	$1.06	$0.80	$0.26	33%
Restructuring expenses	0.01	0.01			0.02	0.02
Other business transformation expenses	0.13	0.03			0.26	0.04
Tax matters indemnification gain, net	—	(0.02)			—	(0.02)
Income tax effect of pre-tax adjustments	(0.05)	(0.01)			(0.10)	(0.02)
Pre spin-off filed tax return adjustment	—	—			—	—
Adjusted diluted earnings attributable to CDK per share	$0.64	$0.44	$0.20	45%	$1.24	$0.82	$0.42	51%

Weighted-average common shares outstanding:
Diluted	149.9	159.7			150.7	160.0

	Three Months Ended				Six Months Ended
	December 31,		Change		December 31,		Change
	2016	2015	$	%	2016	2015	$	%
Net earnings attributable to CDK	$82.7	$68.2	$14.5	21%	$159.6	$127.2	$32.4	25%
Margin	15.1%	13.1%	200 bps		14.5%	12.3%	220 bps
Net earnings attributable to noncontrolling interest	0.9	1.5			3.2	3.7
Provision for income taxes	35.3	37.1			68.0	71.7
Interest expense	12.3	9.5			23.0	18.8
Depreciation and amortization	17.3	14.7			34.4	28.7
Total stock-based compensation	10.7	7.0			20.5	12.8
Restructuring expenses	2.3	1.8			3.4	3.7
Other business transformation expenses	18.2	4.6			38.0	6.2
Tax matters indemnification gain, net	—	(2.6)			—	(2.6)
Adjusted EBITDA (a)	$179.7	$141.8	$37.9	27%	$350.1	$270.2	$79.9	30%
Adjusted margin	32.8%	27.3%	550 bps		31.9%	26.1%	580 bps

	Six Months Ended
	December 31,
	2016	2015
Net cash flows provided by operating activities	$173.4	$25.8
Capital expenditures	(29.7)	(18.1)
Capitalized software	(10.0)	(2.1)
Free cash flow (a)	$133.7	$5.6

(a) Refer to the Non-GAAP Financial Measures section of this earnings release for additional information on our non-GAAP adjustments.

CDK Global, Inc.
Consolidated Fiscal 2017 Guidance
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2016	Fiscal 2017
	Actuals	Point Estimate (a)	Guidance
Revenues	$2,114.6	$2,210.0	Increase 4 - 5%

Earnings before income taxes	$369.1	$435.0	Increase 17 - 19%
Restructuring expenses	20.2	22.0
Other business transformation expenses	39.7	73.0
Tax matters indemnification gain, net	(2.6)	—
Adjusted earnings before income taxes (b)	$426.4	$530.0	Increase 23 - 26%

Provision for income taxes	$122.3	$138.0
Effective tax rate	33.1%	31.7%	31.0 - 32.0%
Income tax effect of pre-tax adjustments	21.6	35.0
Pre spin-off filed tax return adjustment	0.4	—
Adjusted provision for income taxes (b)	$144.3	$173.0
Adjusted effective tax rate	33.8%	32.6%	32.5 - 33.0%

Net earnings	$246.8	$297.0
Less: net earnings attributable to noncontrolling interest	7.5	7.0
Net earnings attributable to CDK	$239.3	$290.0	Increase 21 - 23%
Restructuring expenses	20.2	22.0
Other business transformation expenses	39.7	73.0
Tax matters indemnification gain, net	(2.6)	—
Income tax effect of pre-tax adjustments	(21.6)	(35.0)
Pre spin-off filed tax return adjustment	(0.4)	—
Adjusted net earnings attributable to CDK (b)	$274.6	$350.0	Increase 26 - 29%

Diluted net earnings attributable to CDK per common share	$1.51	$1.95	$1.93 - 1.99
Growth %			Increase 28 - 32%
Restructuring expenses	0.13	0.15
Other business transformation expenses	0.25	0.49
Tax matters indemnification gain, net	(0.01)	—
Income tax effect of pre-tax adjustments	(0.14)	(0.23)
Pre spin-off filed tax return adjustment	—	—
Adjusted diluted net earnings attributable to CDK per common share (b)	$1.74	$2.36	$2.33 - 2.38
Growth %			Increase 34 - 37%

	Fiscal 2016	Fiscal 2017
	Actuals	Full Year		4th Quarter Point Estimate (a)
		Full Year Point Estimate (a)	Guidance
Revenues	$2,114.6	$2,210.0		$557.0

Net earnings attributable to CDK	$239.3	$290.0	Increase 21 - 23%	$65.0
Margin	11.3%	13.1%	Increase 170 - 210 bps	11.7%
Net earnings attributable to noncontrolling interest	7.5	7.0		2.0
Provision for income taxes	122.3	138.0		34.0
Interest expense	40.2	57.0		20.0
Depreciation and amortization	64.0	73.0		20.0
Total stock-based compensation	36.4	54.0		24.0
Restructuring expenses	20.2	22.0		7.0
Other business transformation expenses	34.8	71.0		15.0
Tax matters indemnification gain, net	(2.6)	—		—
Adjusted EBITDA (b)	$562.1	$712.0	Increase 24 - 27%	$187.0
Adjusted margin	26.6%	32.2%	Increase 550 - 575bps	33.6%

(a) The point estimates are arbitrary amounts within the guidance ranges provided and are not meant to represent CDK's forecast of actual results. They are used solely to provide a means to reconcile each non-GAAP guidance range to the most directly comparable GAAP measure in dollars and percentages, where applicable.

(b) Refer to the Non-GAAP Financial Measures section of this earnings release for additional information on our non-GAAP adjustments.

CDK Global, Inc.
Performance Metrics
(Unaudited)

Effective July 1, 2016, the Company reorganized into two main operating groups.  In connection with this reorganization, our operating segments have changed. The Company's first operating group is CDK North America which is comprised of two reportable segments, Retail Solutions North America  and Advertising North America. The second operating group, which is also a reportable segment, is CDK International. The key performance metrics for fiscal 2016 have been restated to conform to the new presentation.

CDK management regularly reviews the following key performance measures to evaluate business results and make operating and strategic decisions. These measures are intended to provide directional information regarding trends in our recurring subscription revenues. The following table summarizes these measures for recurring subscription revenues in our segments:

	For the Three Months Ended
	September 30, 2015 (a)	December 30, 2016 (a)	March 31, 2016 (a)	June 30, 2016 (a)	September 30, 2016	December 31, 2016
RSNA
Automotive
DMS Customer Sites (b)	9,181	9,210	9,184	9,206	9,232	9,184
Avg Revenue Per Site (c)	$7,145	$7,177	$7,286	$7,434	$7,827	$7,870

Adjacencies
DMS Customer Sites (b)	5,096	5,178	5,236	5,327	5,380	5,415
Avg Revenue Per Site (c)	$1,524	$1,520	$1,535	$1,537	$1,560	$1,571

Total RSNA
DMS Customer Sites (b)	14,277	14,388	14,420	14,533	14,612	14,599
Avg Revenue Per Site (c)	$5,141	$5,146	$5,205	$5,277	$5,524	$5,537

Total Websites (d)	6,946	6,871	6,761	6,641	6,625	6,789

CDKI
DMS Customer Sites (b)	13,208	13,267	13,240	13,392	13,373	13,424
Avg Revenue Per Site (c)	$1,060	$1,122	$1,138	$1,148	$1,165	$1,183

(a) Average revenue per Dealer Management System (DMS) customer site has been updated for fiscal 2016 to reflect the change in reportable segments and budgeted foreign exchange rates for fiscal 2017.

(b) DMS Customer Sites - We track the number of customer sites that have an active DMS. Consistent with our strategy of growing our automotive retail customer base, we view the number of customer sites purchasing our DMS solutions as an indicator of market penetration for our RSNA and CDKI segments. Our DMS customer site count includes retailers with an active DMS that sell vehicles in the automotive and adjacent markets. Adjacent markets include heavy truck dealerships that provide vehicles to the over-the-road trucking industry, recreation dealerships in the motorcycle, marine, and recreational vehicle industries, and heavy equipment dealerships in the agriculture and construction equipment industries. We consider a DMS to be active if we have billed a subscription fee for that solution during the most recently ended calendar month.

(c) Average Revenue Per DMS Customer Site - Average revenue per automotive retail DMS customer site is an indicator of the adoption of our solutions by DMS customers, and we monitor changes in this metric to measure the effectiveness of our strategy to deepen our relationships with our current customer base through upgrading and expanding solutions. We calculate average revenue per DMS customer site by dividing the monthly applicable revenue generated from our solutions in a period by the average number of DMS customer sites in the period. This metric has been updated to reflect the new segments and now includes revenue generated from websites.  The metric excludes subscription revenue generated by customers not included in our DMS site count as well as subscription revenue related to certain installation and training activities that is deferred then recognized as revenue over the life of the contract. Revenue underlying this metric is based on budgeted foreign exchange rates. When we discuss growth in average revenue per DMS customer site, revenue for the comparable prior period has been adjusted to reflect budgeted foreign exchange rates for the current period.

(d) Websites - For the RSNA segment, we track the number of websites that we host and develop for our OEM and automotive retail customers as an indicator of business activity, regardless of whether or not the website is tied to a DMS customer site. The number of websites as of a specified date is the total number of full function dealer websites or portals that are currently accessible as of the end of the most recent calendar month.

Non-GAAP Financial Measures

We use certain adjusted results to evaluate our operating performance. In addition, we use adjusted EBITDA, among other measures, as an input to determine incentive-based compensation and target leverage. Our non-GAAP adjustments principally relate to expenses and benefits that impact comparability of the underlying GAAP measures. We believe our non-GAAP measures provide relevant and useful information for users of the financial statements because they provide insight into our ongoing operating results. Adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, adjusted basic and diluted earnings attributable to CDK per share, and adjusted EBITDA reflect the adjustments enumerated below. Because adjusted results are not measures of performance that are calculated in accordance with GAAP, they should not be considered in isolation from, or as a substitute for, other metrics that are calculated in accordance with GAAP.

Management has excluded the following items from adjusted earnings before income taxes:

  Restructuring expenses recognized in connection with our business transformation plan for the periods presented.

  Other business transformation expenses are included within cost of revenues and selling, general and administrative expenses and were incurred in connection with our business transformation plan for the periods presented.

Management has excluded the following item from adjusted provision for income taxes:

  Income tax effect of pre-tax adjustments described above for the periods presented.

Management has excluded the items described above for adjusted earnings before income taxes and adjusted provision for income taxes from adjusted net earnings attributable to CDK and adjusted basic and diluted net earnings attributable to CDK per share.

Management has adjusted the following items from net earnings attributable to CDK in order to calculate adjusted EBITDA:

  Net earnings attributable to noncontrolling interest included within the financial statements for the periods presented.

  Provision for income taxes included within the financial statements for the periods presented.

  Interest expense included within the financial statements for the periods presented.

  Depreciation and amortization included within the financial statements for the periods presented.

  Total stock-based compensation expense recognized for the periods presented.

  Restructuring expenses recognized in connection with our business transformation plan for the periods presented.

  Other business transformation expenses were included within cost of revenues and selling, general and administrative expenses and were incurred in connection with our business transformation plan for the six months ended December 31, 2016 and 2015. Other business transformation expenses excludes accelerated depreciation and stock-based compensation expense of $0.8 million and $0.5 million for the three months ended December 31, 2016 and 2015, respectively and $1.6 million and $0.6 million for the six months ended December 31, 2016 and 2015, respectively.

We also review free cash flow to measure our ability to generate additional cash from our business operations. Free cash flow is defined as cash flow from operating activities less amounts paid for capital expenditures and capitalized software. Free cash flow should be considered in addition to, rather than as a substitute for consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity.

We also review certain non-GAAP measures, revenues and adjusted earnings before income taxes, on a constant currency basis to understand underlying business trends. To present these results on a constant currency basis, current period results for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollar using the average monthly exchange rate for the comparable prior period. As a result, constant currency results neutralize the effects of foreign currency.

Forecasts of non-GAAP measures for fiscal 2017 reflect expected adjustments for restructuring expenses, other business transformation expenses, and the related tax effect. In calculating adjusted EBITDA, we also remove total stock-based compensation expense. The fiscal 2018 adjusted EBITDA margin target represents a financial objective distinct from a forecast of performance. Therefore, we have not provided reconciliations of our fiscal 2018 adjusted EBITDA margin target to the most directly comparable GAAP measure of net earnings attributable to CDK margin, because projecting potential adjustments to GAAP results for a fiscal 2018 target is not feasible and could be misleading to users of this financial information. The accompanying reconciliation of the fiscal 2017 forecasted adjusted EBITDA margin with net earnings attributable to CDK margin is indicative of the reconciliation that will be prepared for the same fiscal 2018 adjusted EBITDA margin target in the future.

Safe Harbor for Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including forecasted GAAP and adjusted results for CDK’s fiscal year ending June 30, 2017 and targeted adjusted results for CDK’s fiscal year ending June 30, 2018, statements concerning CDK's payment of dividends and the repurchase of shares, leverage targets and the funding of the dividends and repurchases, and its business transformation plan, other plans, objectives, forecasts, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position and business outlook and business trends, and other information, may be forward-looking statements. Words such as "might," "will," "may," "could," "should," "estimates," "expects," "continues," "contemplates," "anticipates," "projects," "plans," "potential," "predicts," "intends," "believes," "forecasts," "future," "assumes," and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed, or implied by, these forward-looking statements.

Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: CDK's success in obtaining, retaining and selling additional services to customers; the pricing of products and services; overall market and economic conditions, including interest rate and foreign currency trends, and technology trends; auto sales and advertising and related industry changes; competitive conditions; changes in regulation; changes in technology; security breaches, interruptions, failures and other errors involving CDK's systems; availability of skilled technical employees/labor/personnel; the impact of new acquisitions and divestitures; employment and wage levels; availability of capital for the payment of debt service obligations or dividends or the repurchase of shares; any changes to CDK’s credit ratings and the impact of such changes on CDK’s financing costs, rates, terms, debt service obligations, access to capital market and working capital needs; the impact of CDK’s indebtedness, access to cash and financing, and ability to secure financing, or financing at attractive rates; CDK's ability to timely and effectively implement its transformation plan, which is intended to increase operating efficiency and improve CDK's global cost structure, while limiting or mitigating business disruption; and the ability of CDK's significant stockholders and their affiliates to significantly influence CDK's decisions.

There may be other factors that may cause CDK's actual results to differ materially from the forward-looking statements. CDK's actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. CDK gives no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on its results of operations and financial condition. You should carefully read the factors described in CDK's reports filed with the Securities and Exchange Commission ("SEC"), including those discussed under "Part I, Item 1A. Risk Factors" in CDK's most recent Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q for a description of certain risks that could, among other things, cause CDK's actual results to differ from any forward-looking statements contained herein. These filings can be found on CDK's website at www.cdkglobal.com and the SEC's website at www.sec.gov.

All forward-looking statements speak only as of the date of this press release even if subsequently made available by CDK on its website or otherwise. CDK disclaims any obligation to update or revise any forward-looking statements that may be made to reflect new information or future events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

Investor Relations Contact:
Taze Rowe
847.485.4012
taze.rowe@cdk.com

Media Contact:
David Webster
Aberdeen Strategies
469.222.3667
david.webster@aberdeenstrategies.com